SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





                        Date of Report: January 28, 2003





                      BRITTON & KOONTZ CAPITAL CORPORATION
               (Exact name of issuer as specified in its charter)





                                                                64-0665423
        Mississippi                  0-22606                  (IRS Employer
 (State of Incorporation)      Commission File Number       Identification No.)





                   500 Main Street, Natchez, Mississippi 39120
                    (Address of principal executive offices)





                            Telephone: (601) 445-5576

                      BRITTON & KOONTZ CAPITAL CORPORATION
                                 AND SUBSIDIARY


                                      INDEX









Item 5.  Other Events.

                  The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  20       Other Documents or Statements to Security Holders.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                            BRITTON & KOONTZ CAPITAL CORPORATION




January 28, 2003                           /s/ W. Page Ogden
                                           ----------------------------------
                                           W. Page Ogden
                                           Chairman and Chief Executive Officer

                                 Exhibits Index






Exhibit
Number          Item



20              Other Documents or Statements to Security Holders


                  Press Release Dated January 23, 2003

Britton & Koontz Capital Corporation

500 Main Street                             601-445-5576
P O Box 1407                                601-445-2488  Fax
Natchez, MS  39121                          corporate@bkbank.com


FOR IMMEDIATE RELEASE:              FOR MORE INFORMATION:
---------------------               ---------------------
January 23, 2003                    W. Page Ogden, Chairman & CEO
(Nasdaq - BKBK)                     Bazile R. Lanneau, Jr., Vice President & CFO


          BRITTON & KOONTZ CAPITAL REPORTS 2002 FOURTH QUARTER EARNINGS

     Natchez, Mississippi - Britton & Koontz Capital Corporation ("B&K Capital" or "the Company") today reported a fourth quarter 2002, net loss of ($306) thousand or ($.14) per diluted share. This net loss and earnings per share represents a decrease from the $811 thousand or $.38 per diluted share earned for the fourth quarter of 2001.

     The fourth quarter 2002 net loss is primarily attributed to a $701 thousand write-off of the remaining investment in Sumx Inc., an Internet banking technology provider, which is owned 37% by the Company. The $701 thousand write-off consists of the remaining book value of $374 thousand and a deferred tax asset of $327 thousand from accumulated equity losses. Sumx is currently in litigation with Diebold, Incorporated which entered into a marketing alliance with Sumx in May of 2001. The Company's decision to write off its remaining investment in Sumx is driven by the uncertainty regarding the timing and outcome of the litigation with Diebold and its impact on future business prospects for Sumx. The Company is one of eight banks and credit unions utilizing Sumx' Internet banking platform. Earnings were also reduced as the Company added an additional $500 thousand to the reserve for loan losses, following net loan charge-offs during the quarter of $398 thousand.

     Net income and diluted earnings per share for the twelve months ended December 31, 2002, were $1.2 million and $.59 per share compared to $3.2 million and $1.54 per share for the same period in 2001. The decrease for the twelve months includes increased expenses in 2002 related to expansion in the Vicksburg, Mississippi and Baton Rouge, Louisiana markets. Charges associated with the write-off of the Sumx investment totaled $1.4 million or $.56 per share. Net interest income increased $569 thousand despite a decrease in net interest margin from 4.73% to 4.51%.

     Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates four full service offices in Natchez, one in Vicksburg and three in Baton Rouge, Louisiana. The Company also owns Britton & Koontz Title Insurance Agency, Inc. which was established to issue title insurance presently on properties in the State of Mississippi. The Company anticipates opening a loan production office in Madison, Mississippi in early March 2003. As of December 31, 2002, the Company reported assets of $308 million and equity of $29 million. The Company's stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at December 31, 2002, were 2,113,087.

Forward Looking Statements
     This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.



                                               Britton and Koontz Capital Corporation
                                                        Financial Highlights
                                      (Unaudited-Amounts in thousands, except per share data)


                                                              For the Three Months                     For the Twelve Months
                                                               Ended December 31,                       Ended December 31,
                                                      --------------------------------------   -------------------------------------

                                                            2002                2001                 2002                2001
                                                      --------------------------------------   -------------------------------------

Interest income                                                 $ 4,812             $ 5,206            $ 19,854            $ 21,313
Interest expense                                                 (1,663)             (2,030)             (7,205)             (9,233)
                                                      ------------------  ------------------   -----------------  ------------------
Net interest income                                               3,149               3,176              12,649              12,080
Provision for loan losses                                          (620)               (120)             (1,025)               (525)
                                                      ------------------  ------------------   -----------------  ------------------
Net interest income after
 provision for loan losses                                        2,529               3,056              11,624              11,555
Non-interest income                                                 804                 492               2,219               2,095
Non-interest expense                                             (3,524)             (2,381)            (11,941)             (8,949)
                                                      ------------------  ------------------   -----------------  ------------------
Income before income taxes                                         (191)              1,167               1,902               4,701
Income taxes                                                       (115)               (356)               (662)             (1,453)
                                                      ------------------  ------------------   -----------------  ------------------
Net income                                                       $ (306)              $ 811             $ 1,240             $ 3,248
                                                      ==================  ==================   =================  ==================

Return on Average Assets                                         -0.40%               1.16%               0.41%               1.19%
Return on Average Equity                                         -4.07%              11.27%               4.23%              12.76%

Diluted:
Net income per share                                            $ (0.14)             $ 0.38              $ 0.59              $ 1.54
                                                      ==================  ==================   =================  ==================
Weighted average shares outstanding                           2,112,911           2,112,367           2,112,406           2,111,383
                                                      ==================  ==================   =================  ==================







                                                        December 31,        December 31,
                                                            2002                2001
                                                      ------------------  ------------------


Total assets                                                  $ 308,421           $ 298,856
Cash and due from banks                                          11,477              14,559
Federal funds sold                                                3,560               1,050
Investment securities                                            97,059              86,356
Net loans                                                       181,692             183,019
Deposits-interest bearing                                       199,166             184,514
Deposits-non interest bearing                                    33,910              33,166
Total Deposits                                                  233,076             217,680
Short term borrowed funds                                        13,142               7,098
Long-term debt                                                   30,315              43,000
Stockholders' equity                                             29,329              28,291
Book value (per share)                                          $ 13.88             $ 13.41
Total shares outstanding                                      2,113,087           2,109,055

